UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2004

WESTCORP

(Exact Name of Registrant as Specified in Charter)

California	33-13646	51-0308535

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

23 Pasteur, Irvine, California 92618-3804

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 727-1000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 26, 2004, Westcorp issued a press release announcing its results of operations for the quarter ended September 30, 2004. A copy of that press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure

The following disclosure information is being furnished under Item 7.01 – Regulation FD Disclosure of Form 8-K pursuant to Rule 101(e)(1) of Regulation FD:

On October 27, 2004, Westcorp held a conference call in conjunction with its subsidiary company WFS Financial Inc. In this conference call, guidance was provided as follows:

“We project to finish the year with double-digit loan origination growth. We anticipate that our chargeoff experience will be in the 2.05% to 2.10% range for all of 2004. And, we still expect to earn from $3.90 to $4.00 per share at Westcorp for the year.

As we look forward to 2005, we expect to continue to effectively execute on our business strategy. We project origination growth to be in the 10% to 15% range. We anticipate that interest margins will be impacted in a rising interest rate environment. We expect credit losses to be under 2.0%. We anticipate operating ratios to remain flat. In 2004, our provision for credit losses dropped as our percentage of reserves declined. We don’t anticipate recognizing this same benefit in 2005.”

This Regulation FD information is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Act.

Item 9.01 Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	List of documents filed as part of this report:

Exhibit 99.1 – Westcorp Press Release of October 26, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTCORP, a California corporation

October 27, 2004	By:	/s/ LEE A. WHATCOTT

Lee A. Whatcott
Senior Executive Vice President,
Chief Financial Officer and
Chief Operations Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Westcorp Press Release of October 26, 2004